Exhibit 99.1

Five Below Announces Planned Board Chair Transition

Following 2025 Annual Meeting

And Raises Outlook for First Quarter of 2025

PHILADELPHIA, PA, May 2, 2025 — Five Below, Inc. (NASDAQ: FIVE), the trend-right, high-quality extreme-value retailer for pre-teens and teens, announced that Tom Vellios, the Company’s co-founder and Executive Chair, will transition into an advisory role to the Five Below Board and management through the end of calendar year 2025, and thus not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Shareholders scheduled for June 12, 2025. As a result, his employment as Executive Chair will conclude as of the Annual Meeting date.

Following the meeting, and assuming his re-election by shareholders, current director Mike Devine, a 12-year Board veteran, is expected to be appointed non-executive Chair of the Board. Mr. Devine brings substantial public company board experience to the role, having served as Chair of the board of Deckers Outdoor Corporation since 2020.

Mr. Vellios said, “I co-founded Five Below in 2002 with one goal – to become THE destination for pre-teens and teens by delivering trend-right, high-quality product at extreme value in a fun shopping experience. Nearly 23 years later, with a maniacal focus on working back from the customer and the efforts from extraordinary teams, we’ve become an iconic, leading value retailer with over 1,800 stores and growing. Last summer, we had a mandate to restore that focus and the performance this business should deliver. With the amazing talent we have across the company, we executed the reset and swiftly got the business back on track in the third quarter by focusing on product, value and store experience, and we built on this progress in the fourth quarter. Our customer focus has sharpened with Winnie Park as CEO and she has intensified the reinvigoration of the business, helping drive the strong first quarter performance we are previewing today in our updated guidance. As I transition to an advisory role, I am excited about Five Below’s next chapter under Winnie’s leadership and with Mike’s steady hand and deep knowledge of Five Below as the incoming Chair.”

Ms. Park, CEO of Five Below, shared, “Tom’s unwavering commitment to the customer and delivering trend-right product at extreme value are our North Star. It is our core mission, and the Five Below team is energized to deliver that mission with even greater focus and clarity. We continue to make great progress, and we are committed to standing out for our value proposition, now more than ever. I am thankful for Tom’s leadership and look forward to continuing to work with him to drive our growth strategy while navigating our tariff mitigation initiatives.”

Mr. Devine, current Board member and incoming Chair nominee, added, “Tom has built an extraordinary company with a distinct culture and enduring brand. We appreciate him assuming the temporary role of Executive Chair last summer to work with the team to reset the business. His continued involvement as an advisor will be a tremendous asset as we move forward in an evolving landscape. I’m honored by the Board’s support and excited to continue collaborating with Winnie and the leadership team to build on the strong foundation and brand Tom created.”

First Quarter of Fiscal 2025 Outlook

The Company is raising its guidance for the first quarter of fiscal 2025 ending May 3, 2025. The Company will discuss its first quarter results and outlook on its earnings call in early June, the details of which will be announced separately.

•	Net sales for the first quarter of fiscal 2025 are expected to be approximately $967 million versus the prior guidance of $905 million to $925 million.

•	The company expects to open 55 new stores in the first quarter, compared to the prior guidance of approximately 50 new stores.

•	Comparable sales are expected to increase approximately 6.7% versus the prior guidance of an approximate flat to 2% increase.

•

Diluted income per common share for the first quarter is expected to be in the range of $0.69 to $0.71 versus the prior guidance range of $0.44 to $0.55. Adjusted diluted income per common share* is expected to be in the range of $0.82 to $0.84 versus the prior guidance range of $0.50 to $0.61. Diluted weighted average shares outstanding are expected to be in line with the prior guidance of 55.3 million shares.

*

Adjusted diluted income per common share excludes the impact of nonrecurring or non-cash items which include costs associated with cost-optimization initiatives, retention awards, costs incurred with the strategic acquisition of certain leases, and execution of the inventory write-off.

About Five Below

Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by pre-teens and teens. We believe life is better when customers are free to “let go & have fun” in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,800 stores in 44 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok and Facebook @FiveBelow.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals, expectations and guidance concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company’s strategy and expansion plans, risks related to our ability to attract, retain, and integrate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the

United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed, threatened and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact

Christiane Pelz

Vice President, Investor Relations

Five Below, Inc.

Investorrelations@fivebelow.com

Media Contact

Jessica Liddell

Partner, ICR

FiveBelowPR@icrinc.com